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                               Amended Schedule A
                                     to the
                            Administration Agreement
                        between Pacific Capital Funds and
                    The Winsbury Company Limited Partnership

                                                Compensation1/(annual rate of
              Name of Fund                      the average daily net assets)
----------------------------------------------  -----------------------------
U.S. Treasury Securities Fund                            0.20%
Short Intermediate U.S. Treasury Securities Fund         0.20%
Diversified Fixed Income Fund                            0.20%
Tax-Free Short Intermediate Securities Fund              0.20%
Growth Stock Fund                                        0.20%
Growth and Income Fund                                   0.20%
Balanced Fund                                            0.20%
New Asia Growth Fund                                     0.20%

; subject, in the case of each such fund that has commenced operations, to a minimum annual fee of $75,000 (or a pro-rata of such minimum annual fee for any portion of a fiscal year during which a fund is in operation).

                                    PACIFIC CAPITAL FUNDS

                                    By:  /s/ Stephen G. Mintos
                                       -----------------------------
                                       Name: Stephen G. Mintos
                                       Title: President

                                    THE WINSBURY COMPANY LIMITED
                                    PARTNERSHIP

                                    By: BISYS Fund Services, Inc.
                                        (formerly known as The Winsbury
                                        Corporation), General Partner

                                    By:  /s/ Stephen G. Mintos
                                       ------------------------------
                                       Name: Stephen G. Mintos
                                       Title: Executive Vice President

Dated:  January 30, 1995

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1  All fees are computed daily and paid periodically as agreed by the Trust and
   Administrator.